Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Reddit, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.0001 per share (“Class A common stock”), reserved for issuance upon the exercise of outstanding options granted under the Spiketrap Inc. Amended and Restated 2019 Equity Incentive Plan, as amended (the “Spiketrap Plan”)	457(h)	189,080(2)(3)	$7.10(4)	$1,342,468.00	$147.60 per $1,000,000	$198.15

Equity	Class A common stock reserved for issuance upon the exercise of outstanding options granted under the Dubsmash, Inc. 2018 Stock Plan, as amended (the “Dubsmash Plan”)	457(h)	260,100(3)(5)	$1.14(6)	$296,514.00	$147.60 per $1,000,000	$43.77

Equity	Class A common stock reserved for issuance upon the exercise of outstanding options granted under the Spell, Inc. 2017 Stock Plan, as amended (the “Spell Plan”)	457(h)	6,864(3)(7)	$28.13(8)	$193,084.32	$147.60 per $1,000,000	$28.50

Equity	Class A common stock reserved for issuance upon the exercise of options outstanding under the Registrant’s 2017 Equity Incentive and Grant Plan, as amended (the “2017 Plan”)	457(h)	21,605,753(3)(9)	$22.09(10)	$477,271,083.77	$147.60 per $1,000,000	$70,445.21

Equity	Class A common stock reserved for issuance pursuant to restricted stock units outstanding under the 2017 Plan	457(h)	25,380,608(3)(11)	$34.00(12)	$862,940,672.00	$147.60 per $1,000,000	$127,370.04

Equity	Class B common stock, par value $0.0001 per share (“Class B common stock”), reserved for issuance upon the exercise of options outstanding under the 2017 Plan	457(h)	1,495,256(3)(13)	$25.29(14)	$37,815,024.24	$147.60 per $1,000,000	$5,581.50

Equity	Class A common stock issuable upon conversion of Class B common stock reserved for issuance upon the exercise of options outstanding under the 2017 Plan	457(h)	1,495,256(3)(15)	—(16)	—	—	—

Equity	Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2017 Plan	457(h)	2,157,703(3)(17)	$34.00(12)	$73,361,902.00	$147.60 per $1,000,000	$10,828.22

Equity	Class A common stock issuable upon conversion of Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2017 Plan	457(h)	2,157,703(3)(18)	—(16)	—	—	—

Equity	Class B common stock reserved for issuance upon the exercise of options outstanding under the Registrant’s 2012 Stock Option and Grant Plan, as amended (the “2012 Plan”)	457(h)	5,579,457(3)(19)	$1.87(20)	$10,433,584.59	$147.60 per $1,000,000	$1,540.00

Equity	Class A common stock issuable upon conversion of Class B common stock reserved for issuance upon the exercise of options outstanding under the 2012 Plan	457(h)	5,579,457(3)(21)	—(16)	—	—	—

Equity	Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2012 Plan	457(h)	562,447(3)(22)	$34.00(12)	$19,123,198.00	$147.60 per $1,000,000	$2,822.58

Equity	Class A common stock issuable upon conversion of Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2012 Plan	457(h)	562,447(3)(23)	—(16)	—	—	—

Equity	Class A common stock reserved for issuance pursuant to awards under the Registrant’s Employee Stock Purchase Plan (the “ESPP”)	457(h)	4,950,981(24)	$28.90(25)	$143,083,350.90	$147.60 per $1,000,000	$21,119.10

Equity	Class A common stock reserved for issuance pursuant awards under the Registrant’s 2024 Incentive Award Plan (the “2024 Plan”)	457(h)	31,747,592(26)	$34.00(12)	$1,079,418,128.00	$147.60 per $1,000,000	$159,322.12

Total Offering Amounts					$2,705,279,009.82		$399,299.18

Total Fee Offsets(27)							N/A

Net Fee Due							$399,299.18

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of Class A common stock or Class B common stock that become issuable under the Spiketrap Plan, the Dubsmash Plan, the Spell Plan, the 2017 Plan, the 2012 Plan, the ESPP, and the 2024 Plan, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A common stock or Class B common stock, as applicable.
(2)Represents 189,080 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding under the Spiketrap Plan as of the date of this Registration Statement.
(3)Any shares of Class A common stock or Class B common stock that are subject to awards under the Spiketrap Plan, the Dubsmash Plan, the Spell Plan, the 2017 Plan, and the 2012 Plan that (i) expire, lapse, or are terminated, are converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, are exchanged for cash, surrendered, repurchased, or cancelled, in any case, in a manner that results in the Registrant acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, (ii) are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation with respect to any award, or (iii) are subject to stock appreciation rights that are not issued in connection with the stock settlement of stock appreciation rights on exercise thereof, will be available for issuance as shares of Class A common stock under the 2024 Plan.
(4)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $7.10, which is the weighted-average exercise price for Class A common stock options outstanding under the Spiketrap Plan as of the date of this Registration Statement.
(5)Represents 260,100 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding under the Dubsmash Plan as of the date of this Registration Statement.
(6)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $1.14, which is the weighted-average exercise price for Class A common stock options outstanding under the Dubsmash Plan as of the date of this Registration Statement.
(7)Represents 6,864 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding under the Spell Plan as of the date of this Registration Statement.
(8)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $28.13, which is the weighted-average exercise price for Class A common stock options outstanding under the Spell Plan as of the date of this Registration Statement.
(9)Represents 21,605,753 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding under the 2017 Plan as of the date of this Registration Statement.
(10)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $22.09, which is the weighted-average exercise price for Class A common stock options outstanding under the 2017 Plan as of the date of this Registration Statement.
(11)Represents 25,380,608 shares Class A common stock underlying restricted stock unit awards outstanding under the 2017 Plan as of the date of this Registration Statement.

(12)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A common stock of $34.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-277256), as amended (the “S-1 Registration Statement”), that was declared effective on March 20, 2024.
(13)Represents 1,495,256 shares of Class B common stock issuable upon the exercise of options to purchase shares of Class B common stock outstanding under the 2017 Plan as of the date of this Registration Statement.
(14)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $25.29, which is the weighted-average exercise price for Class B common stock options outstanding under the 2017 Plan as of the date of this Registration Statement.
(15)Represents Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock issuable upon the exercise of options to purchase shares of Class B common stock outstanding under the 2017 Plan as of the date of this Registration Statement.
(16)Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of Class A common stock issuable upon conversion of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common stock.
(17)Represents 2,157,703 shares Class B common stock underlying restricted stock unit awards outstanding under the 2017 Plan as of the date of this Registration Statement.
(18)Represents Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock underlying restricted stock unit awards outstanding under the 2017 Plan as of the date of this Registration Statement.
(19)Represents 5,579,457 shares of Class B common stock issuable upon the exercise of options to purchase shares of Class B common stock outstanding under the 2012 Plan as of the date of this Registration Statement.
(20)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $1.87, which is the weighted-average exercise price for Class B common stock options outstanding under the 2012 Plan as of the date of this Registration Statement.
(21)Represents Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock issuable upon the exercise of options to purchase shares of Class B common stock outstanding under the 2012 Plan as of the date of this Registration Statement.
(22)Represents 562,447 shares Class B common stock underlying restricted stock unit awards outstanding under the 2012 Plan as of the date of this Registration Statement.
(23)Represents Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock underlying restricted stock unit awards outstanding under the 2012 Plan as of the date of this Registration Statement.
(24)Represents 4,950,981 shares of Class A common stock reserved for future issuance under the ESPP. The number of shares of reserved for issuance under the ESPP will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing annually on the anniversary thereof through (and including) January 1, 2034, equal to the lesser of (a) one percent (1%) of the aggregate number of shares of all classes of the Registrant’s common stock outstanding on the last day of the immediately preceding calendar year or (b) such smaller number of shares as determined by the Registrant’s board of directors.
(25)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A common stock of $34.00 per share, as set forth in the S-1 Registration Statement that was declared effective on March 20, 2024 multiplied by 85%, which reflects the discount to the purchase price applicable to purchases under the ESPP.
(26)Represents 31,747,592 shares of Class A common stock reserved for future issuance under the 2024 Plan as of the date of this Registration Statement. The number of shares of reserved for issuance under the 2024 will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing annually on the anniversary thereof through (and including) January 1, 2034, equal to the lesser of (a) five percent (5%) of the aggregate number of shares of all classes of the Registrant’s common stock outstanding on the last day of the immediately preceding calendar year or (b) such smaller number of shares as determined by the Registrant’s board of directors.
(27)The Registrant does not have any fee offsets.